SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2004

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other jurisdiciton of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On August 16, 2004, United Retail Group, Inc. (the “Company”) issued a press release, which is furnished as Exhibit 99 to this report, for publication on August 17, 2004.

The percentage changes in comparable store sales mentioned in the press release refer to those stores that were open for at least 12 months. Comparable store sales may be considered a non-GAAP measure of sales performance but are commonly used to filter out the generally unrepresentative sales performance of new stores that are included in net sales figures contained in the statement of operations.

Quarterly and semi-annual losses are shown first in accordance with generally accepted accounting principles and then as excluding the non-cash tax valuation allowances in both periods and a settlement with the IRS in the current year. This presentation more clearly discloses the effect of material tax matters, which appear not as line items in the summary statement of operations but only as footnotes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2004	UNITED RETAIL GROUP, INC. By: /s/ GEORGE R. REMETA George R. Remeta Vice Chairman and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release, dated August 17, 2004, of the Company (furnished)